UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 29, 2014

LOAD GUARD LOGISTICS, INC.
    (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6317 SW 16 th Street
   Miami, FL 33155
  (Address of principal executive offices)

Registrant's Telephone Number, including area code:    (786) 505-4434

_________________________________________
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 29, 2014, Load Guard Logistics, Inc. (the "Registrant") amended its Articles of Incorporation in accordance with Section 78.207 of the Nevada Revised Statutes by increasing the Registrant's authorized and outstanding number of shares of common stock to effect the Registrant's 2.36 for 1 forward stock split for shareholders of record as of October 28, 2014 (the "Forward Split"). Accordingly, the Registrant's authorized common stock increased from 100,000,000 to 236,000,000 and the outstanding number of shares of common stock increased correspondingly from 3,623,500 to 8,551,460. A copy of the Certificate of Change as filed with the Secretary of State of Nevada is attached hereto as Exhibit 3.1.

The Forward Split became effective in the OTC markets at the open of business on October 29, 2014.  In connection with the Forward Split, Financial Industry Regulatory Authority ("FINRA") placed a "D" at the end of the Registrant's trading symbol "LGLR" for 20 business days beginning on October 29, 2014. After 20 business days, the symbol will revert back to LGLR.   Also, as a result of the Forward Split, the Registrant's CUSIP Number changed.  The new CUSIP Number is 53946E204.

Item 9.01 Exhibits.
The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
3.1	Certificate of Change of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Load Guard Logistics, Inc.

October 29, 2014	/s/ Yosbani Mendez
Yosbani Mendez, President